Exhibit 99.1

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:

JoAnn DeGrande	Deb Trevino
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

Starbucks Reports Record Second Quarter Earnings

Q2 FY10 Revenues Increase 9 Percent; Comparable Store Sales Increase 7 Percent

U.S. Returns to Strong Traffic Growth

EPS of $0.28 vs. $0.03 in Q2 FY09

Company Raises Outlook on Improving Trends

SEATTLE; April 21, 2010 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its fiscal second quarter ended March 28, 2010 and updated FY10 targets.

Fiscal Second Quarter 2010 Highlights:

•	Consolidated net revenues increased 9% to $2.5 billion

•	Comparable store sales increased 7%, driven by a 3% increase in traffic and a 4% increase in average ticket

•	U.S. comparable store sales increased 7%, driven by a 3% increase in traffic and a 5% increase in average ticket

•	International comparable store sales increased 7%, driven by a 6% increase in traffic and a 1% increase in average ticket

•	Consolidated operating margin improved to 13.4%, from 1.8% in Q2 FY09; Non-GAAP operating margin increased 540 basis points to 13.7%

•	U.S. operating margin significantly improved to 17.7% from 4.2% in Q2 FY09; U.S. Non-GAAP operating margin increased to 17.8% from 10.4% in the prior-year period

•	International operating margin improved to 7.7%, from 1.4% in Q2 FY09; International Non-GAAP operating margin increased to 8.9% from 4.8% in the prior-year period

•	EPS increased to $0.28 compared to $0.03 in Q2 FY09; Non-GAAP EPS was $0.29, compared to $0.16 in Q2 FY09

“Starbucks second quarter results demonstrate the impact of innovation and the success of our efforts to dramatically transform our business over the last two years,” said Howard Schultz, chairman, president and ceo. “Much credit goes to our partners all around the world who continue to deliver an improved experience to our customers. In addition, new products like Starbucks VIA®, the opening of exciting new stores in Asia, Europe and the U.S., and expanded distribution outside our retail stores all represent opportunities for future growth as we fulfill our pledge to bring the highest quality coffee to our customers,” added Schultz.

“Strong revenue growth, driven by significant improvement in comparable store sales growth, combined with continued financial discipline, enabled Starbucks to achieve record results in the quarter,” commented Troy Alstead, executive vice president and cfo. “We are pleased with the strong improvement in traffic in our U.S. stores, and consistent, sequential traffic growth in our International business. Our efforts to drive financial discipline and rigor throughout our decision making have led to a healthier business model, positioning the company for sustainable, profitable growth going forward. As a result of Starbucks strong year-to-date performance, we are increasing our non-GAAP EPS outlook for fiscal year 2010 to a range of $1.19 to $1.22, including approximately $0.04 from a 53rd week this fiscal year.”

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Second Quarter Fiscal 2010 Summary

	13 Weeks Ended
	28-Mar-10	29-Mar-09	Change
GAAP EPS	$0.28	$0.03	833%
Adjustments[1]	$0.01	$0.13	-92%
Non-GAAP EPS	$0.29	$0.16	81%

[1]	See the Reconciliation of Selected GAAP Measures to Non-GAAP Measures at the end of this document for further detail.

	13 Weeks Ended
($ in millions)	28-Mar-10	29-Mar-09	Change
Revenues	$2,534.7	$2,333.3	9%
GAAP Operating Income	$339.8	$40.9	731%
GAAP Operating Margin	13.4%	1.8%	1,160	bps
Non-GAAP Operating Income	$347.7	$193.0	80%
Non-GAAP Operating Margin	13.7%	8.3%	540	bps
Comparable Store Sales Growth	7%	-8%

Consolidated net revenues for Q2 FY10 were $2.5 billion, compared to $2.3 billion in Q2 FY09. The higher revenues were attributable to a 7% increase in comparable stores sales and the impact of foreign currency translation related to stronger Canadian and UK currencies, partially offset by a smaller store base. Specialty revenues were higher due to strong product sales to licensees, and to the launch of Starbucks VIA® in the CPG channel.

Non-GAAP operating income for Q2 FY10 totaled $347.7 million, representing a non-GAAP operating margin expansion of 540 basis points to 13.7%. This improvement was primarily due to lower cost of sales including occupancy costs driven by lower food costs, supply chain efficiencies, and sales leverage on occupancy costs. Lower store operating expenses as a percentage of net revenues also contributed to the margin expansion and was driven primarily by increased sales leverage, the closure of underperforming company-operated stores, and increased labor productivity. Also contributing to the decline in store operating expenses as a percentage of net revenues were lower benefits-related expenses. These improvements were partially offset by higher general and administrative expenses due in part to higher performance-based compensation expenses in the quarter.

Restructuring Charges

Restructuring charges of $7.9 million for the quarter were due to lease exit and other costs associated with the closure of company-operated stores. These closures were part of the company’s previously-announced global store portfolio rationalization, most of which was completed in fiscal 2009. Nearly all of the remaining store closures are in the International segment, and are expected to be completed by the end of fiscal 2010, with related lease exit costs expected to be recognized concurrently with the actual closures.

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Q2 U.S. Segment Results

	13 Weeks Ended
($ in millions)	28-Mar-10	29-Mar-09	Change
Revenues	$1,820.1	$1,726.9	5%
GAAP Operating Income	$321.9	$72.9	342%
GAAP Operating Margin	17.7%	4.2%	1,350	bps
Non-GAAP Operating Income	$323.1	$179.7	80%
Non-GAAP Operating Margin	17.8%	10.4%	740	bps
Comparable Store Sales Growth	7%	-8%

U.S. net revenues were $1.8 billion in Q2 FY10, an increase of 5% over Q2 FY09. The increase was due to a 7% increase in comparable store sales, comprised of a 3% increase in the number of transactions and a 5% increase in the average value per transaction, partially offset by the net closure of 299 underperforming company-operated stores over the last 12 months.

U.S. non-GAAP operating income for Q2 FY10 was $323.1 million compared to $179.7 million for the same period a year ago. Non-GAAP operating margin expanded to 17.8% in Q2 FY10 compared to 10.4% in the corresponding period of fiscal 2009. The margin expansion was primarily driven by lower store operating expenses resulting from increased sales leverage, the closure of underperforming company-operated stores, and increased labor productivity. Also contributing to the decline in store operating expenses as a percentage of net revenues were lower benefits-related expenses. Lower cost of sales including occupancy as a percentage of net revenues also contributed to the improvement and was the result of lower food costs, supply chain efficiencies and sales leverage on occupancy costs.

Q2 International Segment Results

	13 Weeks Ended
($ in millions)	28-Mar-10	29-Mar-09	Change
Revenues	$534.2	$433.7	23%
GAAP Operating Income	$40.9	$6.0	582%
GAAP Operating Margin	7.7%	1.4%	630	bps
Non-GAAP Operating Income	$47.6	$20.9	128%
Non-GAAP Operating Margin	8.9%	4.8%	410	bps
Comparable Store Sales Growth	7%	-3%

International net revenues were $534.2 million in Q2 FY10 compared to $433.7 million in Q2 FY09, with the increase primarily driven by the impact of foreign currency translation related to stronger Canadian and UK currencies, a 7% increase in comparable store sales, and the effect of consolidating our previous joint venture operations in France. The increase in comparable store sales consisted of a 6% increase in the number of transactions and a 1% increase in the average value per transaction.

International non-GAAP operating income increased to $47.6 million in Q2 FY10, compared to $20.9 million for the same period a year ago, with the related non-GAAP operating margin expanding 410 basis points to 8.9% from 4.8% in Q2 FY09. The margin increase was primarily driven by lower cost of sales including occupancy costs as a percentage of net revenues, related to lower food costs and increased sales leverage on occupancy costs. Higher income from equity investees also contributed to the increase, due to the improved operating results of several of the company’s largest joint-venture markets.

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Q2 Global Consumer Products Group Segment Results

	13 Weeks Ended
($ in millions)	28-Mar-10	29-Mar-09	Change
Revenues	$180.4	$172.7	4%
GAAP Operating Income	$67.8	$63.0	8%
GAAP Operating Margin	37.6%	36.5%	110	bps

Net revenues were $180.4 million in Q2 FY10 compared to $172.7 million in Q2 FY09. Operating income for the CPG segment was $67.8 million in Q2 FY10 compared to $63.0 million in Q2 FY09, while the operating margin expanded to 37.6% of net revenues from 36.5% in the prior-year period. Both the net revenue and the operating income increases were primarily due to the launch of Starbucks VIA® in the CPG channel, and to higher Foodservice sales related to the launch of Seattle’s Best Coffee® in Subway® locations throughout the U.S.

YTD Financial Results

	26 Weeks Ended
($ in millions, except per share amounts)	28-Mar-10	29-Mar-09	Change
Net New Stores	29	182	(153)
Revenues	$5,257.4	$4,948.5	6%
GAAP Operating Income	$692.4	$158.6	337%
GAAP Operating Margin	13.2%	3.2%	1,000	bps
GAAP EPS (diluted)	$0.60	$0.12	400%
Non-GAAP Operating Income	$718.6	$386.2	86%
Non-GAAP Operating Margin	13.7%	7.8%	590	bps
Non-GAAP EPS (diluted)	$0.62	$0.32	94%
Comparable Store Sales Growth	6%	-8%

Company Updates

•

On March 24, Starbucks announced its first-ever cash dividend and a share repurchase authorization of 15 million additional shares, bringing the total authorized amount to approximately 21 million shares.

•	In February, Seattle’s Best Coffee announced that its premium coffee would be sold in approximately 7,250 Burger King restaurants throughout the U.S.

•	In March the company launched Starbucks VIA® in its company-operated stores in the UK. Earlier this month, Starbucks VIA® also became available in Starbucks Japan stores.

Fiscal 2010 Targets

Starbucks has updated its fiscal 2010 financial and operational targets as follows:

•

The company is now targeting mid-single-digit revenue growth over the comparable 52-week period, and high-single-digit revenue growth with the inclusion of a 53rd week, driven by mid-single-digit comparable store sales growth.

•

Starbucks continues to target approximately 100 net new stores in the U.S. and approximately 200 net new stores in International markets. Both the U.S. and International net new additions are expected to be primarily licensed stores.

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•

Driven by the strong performance in the first half of the fiscal year, the company’s outlook on operating margins has improved. Starbucks is now targeting full-year non-GAAP operating margin (excluding restructuring charges) of 15% to 17% for the U.S. segment, and 8% to 10% for the International segment. The company continues to expect CPG segment margin of approximately 35% for fiscal 2010. The cumulative result of these expected margins is that consolidated non-GAAP operating margin will be in the range of 12% to 13%.

•

The company now expects non-GAAP EPS in the range of $1.19 to $1.22, excluding approximately $0.03 of expected restructuring charges and including approximately $0.04 from the extra week in the fiscal fourth quarter, as fiscal 2010 is a 53-week year for Starbucks.

•	Capital expenditures are expected to be approximately $500 million for the full year.

•	Starbucks now expects cash flow from operations to be at least $1.5 billion, and free cash flow of more than $1 billion.

Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo, Troy Alstead, executive vice president and cfo, and John Culver, president, Starbucks Coffee International. The call will be broadcast live over the Internet and can be accessed at the company’s web site address of http://investor.starbucks.com. A replay of the call will be available via telephone through 9:00 p.m. Pacific Time on Friday, April 23, 2010, by calling 1-800-642-1687, reservation number 49537795. A replay of the call will also be available via the Investor Relations page on Starbucks.com through approximately 5:00 p.m. Pacific Time on Friday, May 21, 2010, at the following URL: http://investor.starbucks.com.

The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2009 for additional information.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting the highest quality arabica coffee in the world. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives and plans, as well as trends in or expectations regarding, earnings per share, revenues, operating margins, comparable store sales, store openings and closings, restructuring charges, cash flow from operations, capital expenditures and free cash flow. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, successful execution of the company’s initiatives, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 27, 2009. The company assumes no obligation to update any of these forward-looking statements.

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STARBUCKS CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(unaudited, in millions, except per share data)

	13 Weeks Ended			13 Weeks Ended
	Mar 28, 2010	Mar 29, 2009	% Change	Mar 28, 2010	Mar 29, 2009
				As a % of total net revenues
Net revenues:
Company-operated retail	$2,128.9	$1,961.8	8.5%	84.0%	84.1%
Specialty:
Licensing	310.4	282.8	9.8	12.2	12.1
Foodservice and other	95.4	88.7	7.6	3.8	3.8

Total specialty	405.8	371.5	9.2	16.0	15.9

Total net revenues	2,534.7	2,333.3	8.6	100.0	100.0

Cost of sales including occupancy costs	1,064.1	1,043.5	2.0	42.0	44.7
Store operating expenses	828.0	819.6	1.0	32.7	35.1
Other operating expenses	61.8	64.0	(3.4)	2.4	2.7
Depreciation and amortization expenses	128.5	134.1	(4.2)	5.1	5.7
General and administrative expenses	139.0	104.3	33.3	5.5	4.5
Restructuring charges	7.9	152.1	(94.8)	0.3	6.5

Total operating expenses	2,229.3	2,317.6	(3.8)	88.0	99.3

Income from equity investees	34.4	25.2	36.5	1.4	1.1

Operating income	339.8	40.9	730.8	13.4	1.8

Interest income and other, net	4.7	3.0	56.7	0.2	0.1
Interest expense	(8.0)	(8.9)	(10.1)	(0.3)	(0.4)

Earnings before income taxes	336.5	35.0	861.4	13.3	1.5

Income taxes	118.7	9.9	nm	4.7	0.4

Net earnings including noncontrolling interest	217.8	25.1	767.7	8.6	1.1

Net earnings attributable to noncontrolling interest	0.5	0.1	400.0	—	—

Net earnings attributable to Starbucks	$217.3	$25.0	769.2%	8.6%	1.1%

Net earnings per common share - diluted	$0.28	$0.03	833.3%

Weighted avg. shares outstanding - diluted	766.9	739.9
Cash dividends declared per share	$0.10	$—

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				38.9%	41.8%
Other operating expenses as a percentage of specialty revenues				15.2%	17.2%
Effective tax rate including noncontrolling interest				35.3%	28.3%

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STARBUCKS CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(unaudited, in millions, except per share data)

	26 Weeks Ended			26 Weeks Ended
	Mar 28, 2010	Mar 29, 2009	% Change	Mar 28, 2010	Mar 29, 2009
				As a % of total net revenues
Net revenues:
Company-operated retail	$4,421.8	$4,138.0	6.9%	84.1%	83.6%
Specialty:
Licensing	636.5	617.1	3.1	12.1	12.5
Foodservice and other	199.1	193.4	2.9	3.8	3.9

Total specialty	835.6	810.5	3.1	15.9	16.4

Total net revenues	5,257.4	4,948.5	6.2	100.0	100.0

Cost of sales including occupancy costs	2,209.8	2,240.3	(1.4)	42.0	45.3
Store operating expenses	1,724.1	1,756.2	(1.8)	32.8	35.5
Other operating expenses	133.7	136.6	(2.1)	2.5	2.8
Depreciation and amortization expenses	259.1	268.4	(3.5)	4.9	5.4
General and administrative expenses	275.9	209.5	31.7	5.2	4.2
Restructuring charges	26.2	227.6	(88.5)	0.5	4.6

Total operating expenses	4,628.8	4,838.6	(4.3)	88.0	97.8

Income from equity investees	63.8	48.7	31.0	1.2	1.0

Operating income	692.4	158.6	336.6	13.2	3.2

Interest income and other, net	29.8	(3.0)	nm	0.6	(0.1)
Interest expense	(16.2)	(21.9)	(26.0)	(0.3)	(0.4)

Earnings before income taxes	706.0	133.7	428.0	13.4	2.7

Income taxes	244.7	43.9	457.4	4.7	0.9

Net earnings including noncontrolling interest	461.3	89.8	413.7	8.8	1.8

Net earnings attributable to noncontrolling interest	2.5	0.5	400.0	—	—

Net earnings attributable to Starbucks	$458.8	$89.3	413.8%	8.7%	1.8%

Net earnings per common share - diluted	$0.60	$0.12	400.0%

Weighted avg. shares outstanding - diluted	764.9	739.5
Cash dividends declared per share	$0.10	$—

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				39.0%	42.4%
Other operating expenses as a percentage of specialty revenues				16.0%	16.9%
Effective tax rate including noncontrolling interest				34.7%	32.8%

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Segment Results

The tables below present reportable segment results net of intersegment eliminations (in millions):

United States

	Mar 28, 2010	Mar 29, 2009	% Change	Mar 28, 2010	Mar 29, 2009
				As a % of US total net revenues
13 Weeks Ended
Net revenues:
Company-operated retail	$1,680.0	$1,602.2	4.9%	92.3%	92.8%
Specialty:
Licensing	138.0	123.9	11.4	7.6	7.2
Other	2.1	0.8	162.5	0.1	0.0

Total specialty	140.1	124.7	12.3	7.7	7.2

Total net revenues	1,820.1	1,726.9	5.4	100.0	100.0

Cost of sales including occupancy costs	707.9	727.2	(2.7)	38.9	42.1
Store operating expenses	658.6	684.0	(3.7)	36.2	39.6
Other operating expenses	16.4	19.6	(16.3)	0.9	1.1
Depreciation and amortization expenses	88.6	95.7	(7.4)	4.9	5.5
General and administrative expenses	25.5	20.7	23.2	1.4	1.2
Restructuring charges	1.2	106.8	(98.9)	0.1	6.2

Total operating expenses	1,498.2	1,654.0	(9.4)	82.3	95.8

Income from equity investees	—	—	—	—	—

Operating income	$321.9	$72.9	341.6%	17.7%	4.2%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				39.2%	42.7%
Other operating expenses as a percentage of specialty revenues				11.7%	15.7%

26 Weeks Ended
Net revenues:
Company-operated retail	$3,468.3	$3,364.0	3.1%	92.4%	92.4%
Specialty:
Licensing	283.0	274.8	3.0	7.5	7.5
Other	3.7	1.7	117.6	0.1	0.0

Total specialty	286.7	276.5	3.7	7.6	7.6

Total net revenues	3,755.0	3,640.5	3.1	100.0	100.0

Cost of sales including occupancy costs	1,463.9	1,566.2	(6.5)	39.0	43.0
Store operating expenses	1,365.9	1,450.4	(5.8)	36.4	39.8
Other operating expenses	33.2	43.1	(23.0)	0.9	1.2
Depreciation and amortization expenses	178.3	191.6	(6.9)	4.7	5.3
General and administrative expenses	48.2	44.8	7.6	1.3	1.2
Restructuring charges	9.1	161.2	(94.4)	0.2	4.4

Total operating expenses	3,098.6	3,457.3	(10.4)	82.5	95.0

Income from equity investees	—	0.5	(100.0)	—	—

Operating income	$656.4	$183.7	257.3%	17.5%	5.0%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				39.4%	43.1%
Other operating expenses as a percentage of specialty revenues				11.6%	15.6%

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International

	Mar 28, 2010	Mar 29, 2009	% Change	Mar 28, 2010	Mar 29, 2009
				As a % of International total net revenues
13 Weeks Ended
Net revenues:
Company-operated retail	$448.9	$359.6	24.8%	84.0%	82.9%
Specialty:
Licensing	72.8	64.1	13.6	13.6	14.8
Foodservice and other	12.5	10.0	25.0	2.3	2.3

Total specialty	85.3	74.1	15.1	16.0	17.1

Total net revenues	534.2	433.7	23.2	100.0	100.0

Cost of sales including occupancy costs	258.3	220.7	17.0	48.4	50.9
Store operating expenses	169.4	135.6	24.9	31.7	31.3
Other operating expenses	20.9	19.2	8.9	3.9	4.4
Depreciation and amortization expenses	27.4	23.9	14.6	5.1	5.5
General and administrative expenses	31.5	24.5	28.6	5.9	5.6
Restructuring charges	6.7	14.9	(55.0)	1.3	3.4

Total operating expenses	514.2	438.8	17.2	96.3	101.2

Income from equity investees	20.9	11.1	88.3	3.9	2.6

Operating income	$40.9	$6.0	581.7%	7.7%	1.4%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				37.7%	37.7%
Other operating expenses as a percentage of specialty revenues				24.5%	25.9%

26 Weeks Ended
Net revenues:
Company-operated retail	$953.5	$774.0	23.2%	84.7%	83.3%
Specialty:
Licensing	144.4	133.2	8.4	12.8	14.3
Foodservice and other	27.3	22.2	23.0	2.4	2.4

Total specialty	171.7	155.4	10.5	15.3	16.7

Total net revenues	1,125.2	929.4	21.1	100.0	100.0

Cost of sales including occupancy costs	539.4	472.1	14.3	47.9	50.8
Store operating expenses	358.2	305.8	17.1	31.8	32.9
Other operating expenses	46.4	36.5	27.1	4.1	3.9
Depreciation and amortization expenses	55.6	49.3	12.8	4.9	5.3
General and administrative expenses	62.0	52.9	17.2	5.5	5.7
Restructuring charges	17.1	16.9	1.2	1.5	1.8

Total operating expenses	1,078.7	933.5	15.6	95.9	100.4

Income from equity investees	37.9	23.0	64.8	3.4	2.5

Operating income	$84.4	$18.9	346.6%	7.5%	2.0%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				37.6%	39.5%
Other operating expenses as a percentage of specialty revenues				27.0%	23.5%

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Global CPG

	Mar 28, 2010	Mar 29, 2009	% Change	Mar 28, 2010	Mar 29, 2009
				As a % of CPG total net revenues
13 Weeks Ended
Licensing revenues	$99.6	$94.8	5.1%	55.2%	54.9%
Foodservice revenues	80.8	77.9	3.7	44.8	45.1

Total specialty revenues	180.4	172.7	4.5	100.0	100.0

Cost of sales	97.9	95.6	2.4	54.3	55.4
Other operating expenses	24.5	25.2	(2.8)	13.6	14.6
Depreciation and amortization expenses	1.2	1.5	(20.0)	0.7	0.9
General and administrative expenses	2.5	1.3	92.3	1.4	0.8
Restructuring charges	—	0.2	(100.0)	—	0.1

Total operating expenses	126.1	123.8	1.9	69.9	71.7

Income from equity investees	13.5	14.1	(4.3)	7.5	8.2

Operating income	$67.8	$63.0	7.6%	37.6%	36.5%

26 Weeks Ended
Licensing revenues	$209.1	$209.1	—%	55.4%	55.2%
Foodservice revenues	168.1	169.5	(0.8)	44.6	44.8

Total specialty revenues	377.2	378.6	(0.4)	100.0	100.0

Cost of sales	206.5	202.0	2.2	54.7	53.4
Other operating expenses	54.1	57.0	(5.1)	14.3	15.1
Depreciation and amortization expenses	2.4	3.0	(20.0)	0.6	0.8
General and administrative expenses	5.1	3.9	30.8	1.4	1.0
Restructuring charges	—	0.2	(100.0)	—	0.1

Total operating expenses	268.1	266.1	0.8	71.1	70.3

Income from equity investees	25.9	25.2	2.8	6.9	6.7

Operating income	$135.0	$137.7	(2.0)%	35.8%	36.4%

Unallocated Corporate

	Mar 28, 2010	Mar 29, 2009	% Change	Mar 28, 2010	Mar 29, 2009
				As a % of total net revenues

13 Weeks Ended
Depreciation and amortization expenses	$11.3	$13.0	(13.1)%	0.4%	0.6%
General and administrative expenses	79.5	57.8	37.5	3.1	2.5
Restructuring charges	—	30.2	(100.0)	—	1.3

Operating loss	$(90.8)	$(101.0)	(10.1)%	(3.6)%	(4.3)%

26 Weeks Ended
Depreciation and amortization expenses	$22.8	$24.5	(6.9)%	0.4%	0.5%
General and administrative expenses	160.6	107.9	48.8	3.1	2.2
Restructuring charges	—	49.3	(100.0)	—	1.0

Operating loss	$(183.4)	$(181.7)	0.9%	(3.5)%	(3.7)%

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Fiscal Second Quarter 2010 Store Data

The company’s store data for the periods presented are as follows:

	Net stores opened/(closed) during the period
	13 Weeks Ended		26 Weeks Ended		Stores open as of
	Mar 28, 2010	Mar 29, 2009	Mar 28, 2010	Mar 29, 2009	Mar 28, 2010	Mar 29, 2009
United States:
Company-operated Stores	(33)	(103)	(28)	(203)	6,736	7,035
Licensed Stores	(27)	12	21	82	4,385	4,411

	(60)	(91)	(7)	(121)	11,121	11,446

International:
Company-operated Stores (1)	(5)	21	(42)	92	2,076	2,117
Licensed Stores (1)	23	57	78	211	3,467	3,299

	18	78	36	303	5,543	5,416

Total	(42)	(13)	29	182	16,664	16,862

(1)

International store data has been adjusted for the acquisition of retail store locations in France from licensees Sigla S.A. (Grupo Vips) of Spain, by reclassifying historical information from Licensed Stores to Company-operated Stores.

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides non-GAAP operating income, non-GAAP operating margin, non-GAAP net earnings, non-GAAP earnings per share (non-GAAP EPS), as well as free cash flow. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating income, non-GAAP operating margin, non-GAAP net earnings, and non-GAAP earnings per share (non-GAAP EPS) are operating income, operating margin, net earnings, and diluted net earnings per share, respectively. The GAAP measure most directly comparable to free cash flow is cash flow from operations (or net cash provided by operating activities).

The non-GAAP financial measures provided in this release, other than free cash flow, exclude restructuring charges, primarily related to company-operated store closures and, with respect to non-GAAP financial measures for fiscal 2009, the impacts of workforce reductions. Free cash flow is defined as cash flow from operations less capital expenditures (or net additions to property, plant and equipment). The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance. More specifically, for historical non-GAAP financial measures other than free cash flow, management excludes each of those items mentioned above because it believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

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STARBUCKS CORPORATION

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(unaudited)

(in millions, except per share data)

	13 Weeks Ended		26 Weeks Ended
	Mar 28, 2010	Mar 29, 2009	Mar 28, 2010	Mar 29, 2009
Consolidated
Operating income, as reported (GAAP)	$339.8	$40.9	$692.4	$158.6
Restructuring charges	7.9	152.1	26.2	227.6

Non-GAAP operating income	$347.7	$193.0	$718.6	$386.2

Operating margin, as reported (GAAP)	13.4%	1.8%	13.2%	3.2%
Restructuring charges	0.3	6.5	0.5	4.6

Non-GAAP operating margin	13.7%	8.3%	13.7%	7.8%

Net earnings attributable to Starbucks, as reported (GAAP)	$217.3	$25.0	$458.8	$89.3
Restructuring charges, net of tax	5.8	96.1	18.6	144.9

Non-GAAP net earnings attributable to Starbucks	$223.1	$121.1	$477.4	$234.2

Diluted EPS, as reported (GAAP)	$0.28	$0.03	$0.60	$0.12
Restructuring charges, net of tax	0.01	0.13	0.02	0.20

Non-GAAP diluted EPS	$0.29	$0.16	$0.62	$0.32

Projected FY2010 Earnings Per Share
EPS (GAAP)	$1.16-1.19
Restructuring charges, net of tax	0.03

Non-GAAP EPS	$1.19-1.22

United States
Operating income, as reported (GAAP)	$321.9	$72.9	$656.4	$183.7
Restructuring charges	1.2	106.8	9.1	161.2

Non-GAAP operating income	$323.1	$179.7	$665.5	$344.9

Operating margin, as reported (GAAP)	17.7%	4.2%	17.5%	5.0%
Restructuring charges	0.1	6.2	0.2	4.4

Non-GAAP operating margin	17.8%	10.4%	17.7%	9.5%

International
Operating income, as reported (GAAP)	$40.9	$6.0	$84.4	$18.9
Restructuring charges	6.7	14.9	17.1	16.9

Non-GAAP operating income	$47.6	$20.9	$101.5	$35.8

Operating margin, as reported (GAAP)	7.7%	1.4%	7.5%	2.0%
Restructuring charges	1.3	3.4	1.5	1.8

Non-GAAP operating margin	8.9%	4.8%	9.0%	3.9%

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© 2010 Starbucks Coffee Company. All rights reserved.

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